UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EXPI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2024, eXp World Holdings, Inc. (the “Company”), appointed Leo Pareja as Chief Executive Officer, eXp Realty, LLC, effective immediately. As part of this appointment, the Board of Directors of the Company approved the following compensatory arrangements with Mr. Pareja: annual base salary of $750,000; annual bonus opportunity targeted at 50% of annual base salary; an award of options to purchase common stock of the Company (“Common Stock”), with a fair value of $1,300,000 under generally accepted accounting principles (“Fair Value”); and four awards of restricted stock units covering Common Stock, each with a Fair Value of $325,000. The option award and first restricted stock unit award will be granted effective on the first trading day following the Company’s current quarterly blackout period (or as soon as reasonably practicable thereafter) (the “Initial Grant Date”). Each of the remaining three restricted stock unit awards will be granted effective on the first, second, and third anniversaries of the Initial Grant Date. The option award will be eligible to vest in equal quarterly installments over a four-year period following the Initial Grant Date and will otherwise be subject to the terms and conditions of the Company equity compensation plan under which it is granted. Each restricted stock unit award will be eligible to vest in equal quarterly installments over a one-year period following its effective grant date and will otherwise be subject to the terms and conditions of the Company equity compensation plan under which it is granted. Each award is subject to Mr. Pareja’s continued service through the effective grant date. The option award will have an exercise price at least equal to the closing stock price of a share of Common Stock on the trading day immediately preceding the Initial Grant Date. The option award will have an exercise price at least equal to the closing stock price of a share of Common Stock on the trading day immediately preceding the Initial Grant Date. Each award is subject to Mr. Pareja’s continued service through the effective vesting date.

Item 7.01Regulation FD Disclosure

On April 5, 2024, the Company issued a press release announcing Mr. Pareja’s promotion. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing or document, except as expressly set forth by specific reference in such filing or document.

Item 9.01Financial Statements and Exhibits

(d)

Exhibit No.	Description
99.1	Press Release, issued April 5, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: April 5, 2024	/s/ James Bramble
James Bramble
Chief Legal Counsel